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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

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       Date of Report (Date of earliest event reported): October 23, 2003



                                     K2 INC.
             (Exact name of Registrant as Specified in its Charter)



          Delaware                         1-4290                         95-2077125
(State or other jurisdiction of    (Commission File Number)     (I.R.S. Employer Identification
Incorporation)                                                  No.)
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   2051 Palomar Airport Road, Carlsbad, CA                               92009
   (Address of Principal Executive Offices)                           (Zip Code)

       Registrant's telephone number, including area code: (760) 494-1000


                                 Not Applicable
          (Former name or former address, if changed since last report)

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Item 9.  Regulation FD Disclosure.

     On October 23, 2003 during a conference call concerning third quarter 2003 earnings and forward-looking statements for fiscal 2003 and fourth quarter 2003 of K2 Inc. ("K2"), and in connection with filing its earnings release on October
23, 2003 on a current report on Form 8-K, K2 stated the following:

     Net sales for fourth quarter 2003 is expected to be in a range between $165 and $170 million; and

     Diluted earnings per share for fourth quarter 2003 is expected to be in a range between $0.04 to $0.05, which assumes diluted shares outstanding of 29.3 million.

     The following information is furnished pursuant to Item 9, "Regulation FD
Disclosure" and Item 12, "Results of Operations and Financial Condition." The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

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                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 24, 2003                              K2 INC.



                                        By:   /s/ John J. Rangel
                                            -----------------------
                                               John J. Rangel
                                               Senior Vice President and Chief
                                               Financial Officer